Exhibit 4.5

CYNAPSUS THERAPEUTICS INC.

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EQUITY FINANCIAL TRUST COMPANY

WARRANT INDENTURE

Dated as of March 1, 2013

TABLE OF CONTENTS

Article 1 - definitions and interpretation	2

1.1 Definitions:	2
1.2 Number and Gender:	6
1.3 Interpretation not Affected by Headings:	6
1.4 Day Not a Business Day:	6
1.5 Currency:	6
1.6 Applicable Law:	6
1.7 References to this Indenture:	6
1.8 Schedule:	7

Article 2 - ISSUE AND FORM OF WARRANTS	7

2.1 Issue and Form of Warrants:	7
2.2 Terms and Delivery of Warrants:	9
2.3 Warrantholder not a Shareholder:	10
2.4 Signing of Warrant Certificate:	10
2.5 Countersignature by the Warrant Agent:	10
2.6 Issue in Substitution for Lost Warrant Certificate:	11
2.7 Exchange of Warrant Certificates:	11
2.8 Registration and Transfer of Warrants:	12
2.9 Ownership of Warrants:	14
2.10 Transfer of Warrants Represented by Global Warrant Certificates:	14
2.11 Issue of Global Warrant Certificates:	14
2.12 Issue of Uncertificated Warrants to CDS:	16

Article 3 - WARRANTS TO RANK PARI PASSU	17

3.1 Warrants to Rank Pari Passu:	17

Article 4 - EXERCISE OF WARRANTS	17

4.1 Method of Exercise of Warrants:	17
4.2 Effect of Exercise of Warrants:	21
4.3 Subscription for Less than Entitlement:	22
4.4 Warrant Certificates for Fractions of Common Shares:	22
4.5 Expiration of Warrants:	22

Article 5 - ADJUSTMENTS	22

5.1 Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise:	22
5.2 Rules Regarding Calculation of Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise:	27
5.3 Postponement of Subscription:	29
5.4 Notice of Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise:	29

Article 6 - PURCHASES BY THE CORPORATION	30

6.1 Optional Purchases by the Corporation:	30
6.2 Surrender of Warrant Certificates:	31

Article 7 - COVENANTS OF THE CORPORATION	31

7.1 General Covenants of the Corporation:	31
7.2 Warrant Agent's Remuneration and Expenses:	33
7.3 Notice of Issue:	33
7.4 Performance of Covenants by Warrant Agent:	34

Article 8 - ENFORCEMENT	34

8.1 Suits by Warrantholders:	34
8.2 Immunity of Shareholders:	34
8.3 Limitation of Liability:	34

Article 9 - MEETINGS OF WARRANTHOLDERS	34

9.1 Right to Convene Meetings:	34
9.2 Notice:	35
9.3 Chairman:	35
9.4 Quorum:	35
9.5 Power to Adjourn:	35
9.6 Show of Hands:	36
9.7 Poll:	36
9.8 Voting:	36
9.9 Regulations:	36
9.10 Corporation and Warrant Agent may be Represented:	37
9.11 Powers Exercisable by Extraordinary Resolution:	37
9.12 Extraordinary Resolution:	38
9.13 Powers Cumulative:	38
9.14 Minutes:	39
9.15 Instruments in Writing:	39
9.16 Binding Effect of Resolutions:	39
9.17 Holdings by Corporation and Warrant Agent Disregarded:	39

Article 10 - SUPPLEMENTAL INDENTURES	40

10.1 Provision for Supplemental Indentures for Certain Purposes:	40
10.2 Successor Corporation:	41

Article 11 - CONCERNING THE WARRANT AGENT	41

11.1 Trust Indenture Legislation:	41
11.2 Rights and Duties of Warrant Agent:	41
11.3 Evidence:	42
11.4 Experts and Advisers:	43
11.5 Warrant Agent not Required to give Security:	43
11.6 Protection of Warrant Agent:	43
11.7 Replacement of Warrant Agent, Successor by Merger:	44
11.8 Conflict of Interest:	45

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11.9 Acceptance of Duties and Obligations:	46
11.10 Actions by Warrant Agent to Protect Interest:	46
11.11 Documents, Moneys, etc. Held by Warrant Agent:	46
11.12 Warrant Agent Not to be Appointed Receiver:	46
11.13 Compliance with Applicable Legislation	46

Article 12 - NOTICE TO WARRANTHOLDERS	47

12.1 Notice:	47

Article 13 - GENERAL	47

13.1 Notice to the Corporation and the Warrant Agent:	47
13.2 Time of the Essence:	48
13.3 Counterparts:	48
13.4 Satisfaction and Discharge of Indenture:	48
13.5 Provisions of Indenture and Warrant Certificate for the Sole Benefit of Parties and Warrantholders:	49
13.6 Stock Exchange Consents:	49

Schedule A Form of Warrant Certificate

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THIS WARRANT INDENTURE dated the 1st day of March, 2013.

BETWEEN:

CYNAPSUS THERAPEUTICS INC.,
a corporation amalgamated under laws of Canada,

(hereinafter called the "Corporation")

OF THE FIRST PART

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EQUITY FINANCIAL TRUST COMPANY,
a trust company formed by Letters Patent under the Trust and Loan Companies Act

(hereinafter called the "Warrant Agent"),

OF THE SECOND PART

WHEREAS the Corporation proposes to issue Warrants (as hereinafter defined), which comprise part of the units being issued by the Corporation under a short form prospectus offering (each unit consisting of one Common Share (as hereinafter defined) and one Warrant);

AND WHEREAS each Warrant entitles the holder to purchase, subject to adjustment in certain events, one Common Share at a price of $0.575 at any time prior to the Time of Expiry (as hereinafter defined), all upon the terms and conditions hereinafter set forth;

AND WHEREAS for such purposes, the Corporation deems it necessary to create and issue Warrants to be constituted and issued in the manner hereinafter set forth;

AND WHEREAS the Warrants will be represented by Warrant Certificates (as hereinafter defined) issued and countersigned in accordance with the provisions hereof;

AND WHEREAS all things necessary have been or will be done and performed by the Corporation to make each of the Warrants and the Warrant Certificates, when countersigned by the Warrant Agent and issued in accordance with the provisions of this Indenture, legal, valid and binding obligations of the Corporation with the benefits and subject to the provisions of this Indenture;

AND WHEREAS the Warrant Agent has agreed to act as the warrant agent of the Warrants and to hold all rights, interests and benefits contained herein for and on behalf of those persons who become holders of Warrants issued pursuant to this Indenture from time to time;

NOW THEREFORE THIS INDENTURE WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:

Article 1 - definitions and interpretation

1.1          Definitions:

In this Indenture and in the Warrant Certificates, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined in this Section 1.1 shall, for the purpose of this Indenture and all supplemental indentures hereto and for the purpose of the Warrant Certificates, have the respective meanings specified in this Section 1.1:

"1933 Act" means the United States Securities Act of 1933, as amended;

"Agent" means M Partners Inc.;

"Applicable Legislation" means the provisions, if any, of the Business Corporations Act (Canada) and any statute of Canada or a province thereof, and of the regulations under any such statutes, relating to warrant indentures or to the rights, duties and obligations of trustees and of corporations under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

"Beneficial Owner" means a person that has a beneficial interest in a Warrant that is represented by a Global Warrant Certificate;

"Book-Entry Only" means the book-based securities transfer system administered by CDS in accordance with its operating rules and procedures in force from time to time;

"Business Day" means a day which is not a Saturday or Sunday or a civic or statutory holiday in any of the cities where Warrant Certificates may be surrendered to the Warrant Agent pursuant to the provisions hereof;

"CDS" means CDS Clearing and Depository Services Inc. and its successors in interest;

:”CDS Global Warrants” means Warrants representing all or a portion of the aggregate number of Warrants, issued in the name of CDS or its nominee, represented either by a Global Warrant Certificate or uncertificated Warrants.

"Closing Date" means March 1, 2013;

"Common Share Reorganization" means any of the events described in Sections 5.1(a)(i), (ii), (iii) or (iv) hereof;

"Common Shares" means the common shares in the capital of the Corporation which the Corporation is authorized to issue as such common shares are constituted at the close of business on the Effective Date; provided that in the event of any adjustment pursuant to the provisions of Article 5 hereof, "Common Shares" shall thereafter mean the shares or other securities or property resulting from such adjustment;

"Corporation" means Cynapsus Therapeutics Inc. and includes any successor corporation thereto;

"Corporation's Auditors" means the firm of chartered accountants appointed as the auditors of the Corporation at the particular time;

"Counsel" means a barrister and solicitor or a firm of barristers and solicitors, who may be counsel for the Corporation, acceptable to the Warrant Agent;

"Current Market Price" of the Common Shares at any date means the price per share equal to the volume weighted average trading price at which the Common Shares have traded on the Exchange or, if the Common Shares are not then listed on the Exchange, on such other Canadian stock exchange as may be selected by the Directors for such purpose or, if the Common Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, during the period of any 20 consecutive Trading Days ending not more than five Business Days before such date; provided that the weighted average trading price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive Trading Days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the Directors;

"Director" means a director of the Corporation for the time being, and, unless otherwise specified herein, reference to "action by the Directors" means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation;

"Dividends Paid In The Ordinary Course" means dividends paid in any financial year of the Corporation, whether in (a) cash, (b) shares of the Corporation, (c) warrants or similar rights to purchase any shares of the Corporation or property or other assets of the Corporation at a purchase or exercise price of at least 110% of the fair market value of the shares or property or other assets purchasable as of the date of distribution of such warrants or similar rights, or (d) property or other assets of the Corporation, as the case may be, as determined by action by the Directors except that, in the case of warrants or similar rights to purchase Common Shares or securities convertible into or exchangeable for Common Shares such fair market value of the warrants or similar rights shall be equal to the number of Common Shares which may be purchased thereby (or the number of Common Shares issuable upon conversion or exchange) as of the date of distribution of such warrants or similar rights, multiplied by the Current Market Price of the Common Shares on the date of such distribution, provided that the value of such dividends does not in such financial year in the aggregate exceed the greater of:

(i)	200% of the aggregate amount of dividends paid by the Corporation on the Common Shares in the twelve (12) month period ending immediately prior to the first day of such financial year, and

(ii)	100% of the consolidated net earnings from continuing operations of the Corporation, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in Canada);

"Effective Date" means the date of issue of the Warrants;

"Exchange" means the TSX Venture Exchange Inc.;

"Exercise Date" with respect to any Warrant means the date on which such Warrant is surrendered for exercise in accordance with the provisions of Article 4 hereof;

"Exercise Price" means $0.575 per Common Share, unless such amount shall have been adjusted pursuant to the provisions of Article 5 hereof in which case such term shall mean the adjusted price in effect at the applicable time;

"Expiry Date" means the earlier of: (i) the expiration of thirty (30) days after prior written notice from the Corporation that the closing price of the Common Shares on the principal stock exchange of the Corporation has been $1.38 per Common Share for twenty (20) consecutive Trading Days, and (ii) sixty (60) months from the Closing Date;

"Extraordinary Resolution" means, subject as hereinafter provided in Sections 9.12, 9.15 and 9.16 hereof, a motion proposed at a meeting of Warrantholders called for that purpose and held in accordance with the provisions of Article 9 hereof at which there are present in person or represented by proxy Warrantholders holding in the aggregate at least 50% of the total number of Warrants then outstanding as of the date of the meeting and passed by the affirmative votes of Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Warrants represented at the meeting and voted on such motion;

"Final Prospectus" means the final prospectus of the Corporation which qualifies the distribution of the Common Shares and Warrants in the Qualifying Jurisdictions and includes any amendments or supplements thereto;

"Global Warrant Certificate" means a Warrant Certificate that is issued to and registered in the name of and deposited with CDS or its nominees pursuant to Section 2.11 hereof;

"Participant" means a Person recognized by CDS as a participant in the book entry and/or book based securities registration and transfer system administered by CDS;

"Person" means an individual, corporation, partnership, trust or any unincorporated organization;

"Qualifying Jurisdictions" means the provinces of British Columbia, Alberta and Ontario;

"Regulation S" means Regulation S under the 1933 Act;

"Rights Offering" means any of the events described in Section 5.1(b) hereof;

"Rights Period" means any period determined for the purposes of Section 5.1(b) hereof;

"Shareholder" means a holder of record of one or more Common Shares;

"Special Distribution" means any of the events described in Section 5.1(c) hereof;

"Subsidiary" means a corporation, of which voting securities carrying a majority of the votes attached to all outstanding voting securities, directly or indirectly, are owned by the Corporation, by the Corporation and one or more subsidiaries thereof, or by one or more of the subsidiaries of the Corporation, and, as used in this definition, "voting securities" means securities, other than debt securities, carrying the right to elect directors either under all circumstances or under some circumstances that have occurred and are continuing;

"Time of Expiry" means 5:00 p.m., Toronto time, on the Expiry Date;

"Trading Day" with respect to a stock exchange means a day on which such stock exchange is open for business and with respect to the over-the-counter market means a day on which shares may be traded through the facilities of such over-the-counter market;

"Transfer Agent" means the transfer agent for the time being of the Common Shares;

"United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

"U.S. Person" means a "U.S. person" as that term is defined in Regulation S;

"Warrant Agent" means Equity Financial Trust Company, or the successor thereof for the time being of the duties and obligations hereby created;

"Warrant Certificates" means the certificates representing the Warrants substantially in the form attached as Schedule A hereto issued and countersigned hereunder and for the time being outstanding;

"Warrantholders" or "holders" without reference to Common Shares means the persons for the time being who are registered holders of Warrant Certificates;

"Warrantholders' Request" means an instrument signed in one or more counterparts by Warrantholders representing not less than 25% of the aggregate number of Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

"Warrants" means the warrants issued hereunder, each one of which entitles the holder thereof to purchase one Common Share for an exercise price of $0.575 at any time up to the Time of Expiry, subject to adjustment in accordance with Article 5 hereof; and

"Written Direction of the Corporation", "Written Order of the Corporation", "Written Request of the Corporation", "Written Consent of the Corporation" and "Certificate of the Corporation" mean respectively a written direction, order, request, consent or certificate signed in the name of the Corporation by its Chief Executive Officer or any Director of the Corporation and, in addition, by its Chief Financial Officer or any Director of the Corporation, and may consist of one or more instruments so executed.

1.2          Number and Gender:

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine include the feminine and neuter genders.

1.3          Interpretation not Affected by Headings:

The division of this Indenture into Articles and Sections, the provision of the table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4          Day Not a Business Day:

If the day on or before which any action that would otherwise be required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5          Currency:

All references to currency herein and in the Warrant Certificates are to lawful money of Canada unless otherwise specified herein.

1.6          Applicable Law:

This Indenture, the Warrant Certificates and the Warrants represented by the Warrant Certificates shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.7          References to this Indenture:

The words and phrases "this Warrant Indenture", "this Indenture", "herein", "hereby", "hereof" and similar expressions mean or refer to this Indenture and any indenture, deed or instrument supplemental hereto and the words "Article" and "Section", followed by a number mean and refer to the specified Article or Section of this Indenture.

1.8          Schedule:

The following schedule is attached to, forms part of and shall be deemed to be incorporated into this Indenture.

Schedule	Title
A	Form of Warrant Certificate

Article 2 - ISSUE AND FORM OF WARRANTS

2.1          Issue and Form of Warrants:

(a)          Authorization of Warrants: The Warrants authorized to be issued hereunder are limited in respect of the aggregate number of Common Shares which can be subscribed for and purchased pursuant thereto, and Warrants may be issued only upon and subject to the terms and conditions hereinafter set forth. The Corporation hereby creates for issuance up to 17,319,304 Warrants entitling the holders thereof to subscribe for and purchase up to an aggregate of 17,319,304 Common Shares together with such additional indeterminate number of Common Shares as may be required to be issued pursuant to any adjustment required to be made by the provisions of Article 5 hereof, and such Warrants are hereby authorized to be issued.

(b)          Form of Warrant Certificate: Upon the issue of the Warrants in certificated form, Warrant Certificates shall be executed by the Corporation and delivered to the Warrant Agent, countersigned by the Warrant Agent upon the Written Direction of the Corporation and delivered by the Warrant Agent to the Corporation or to the order of the Corporation pursuant to a Written Direction of the Corporation, without any further act of or formality on the part of the Corporation. The Warrant Certificates shall be substantially in the form of the certificate attached hereto as Schedule A, shall be dated as of the date of issue thereof (including all replacements issued in accordance with this Indenture) and may bear a facsimile of the seal of the Corporation and such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe. Irrespective of any adjustments required to be made by the provisions of Article 5 hereof, all replacement Warrant Certificates shall continue to express the number of Warrants represented thereby and the Exercise Price as if such Warrant Certificates were issued as of the initial date of issue thereof pursuant hereto. Notwithstanding any other provision herein, the Warrants (with the exception of any Warrants issued to U.S. Persons) may also be issued in uncertificated form. All Warrants issued to CDS, or its nominee, in uncertificated form shall be evidenced by a book position on the register of Warrantholders to be maintained by the Warrant Agent in accordance with Section 2.8.

(c)          United States Legend on Warrant Certificates: Warrant Certificates representing Warrants issued to U.S. Persons, to Persons in the United States or to Persons for the account or benefit of a U.S. Person or a Person in the United States, as well as all certificates issued in exchange for or in substitution of such certificates representing Warrants are not to be issued in the form of a Global Warrant Certificate and shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if the Warrants are being sold in compliance with the requirements of Rule 904 of Regulation S, and provided further that the Corporation is a "foreign issuer" within the meaning of Regulation S at the time of sale, the above legend may be removed by providing a declaration to the Warrant Agent to the following effect (or as the Corporation may prescribe from time to time):

“The undersigned (a) acknowledges that the sale of Warrants of Cynapsus Therapeutics Inc. (the “Corporation”) to which this declaration relates, represented by certificate number ________, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and (b) certifies that (1) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the 1933 Act) of the Corporation, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the 1933 Act, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Unless otherwise defined herein, terms used herein have the meanings given to them by Regulation S under the 1933 Act.”;

notwithstanding the foregoing, the Corporation may impose additional requirements for the removal of legends from securities sold in accordance with Rule 904 of Regulation S in the future; and

provided, further, that if any such securities are being sold pursuant to Rule 144 under the 1933 Act, the above legend may be removed by delivery to the Warrant Agent of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

2.2           Terms and Delivery of Warrants:

(a)          Terms: Each one Warrant issued hereunder shall entitle the holder thereof to subscribe for and purchase one Common Share at the Exercise Price at any time after the date of issue thereof until the Time of Expiry, subject to any adjustments required to be made pursuant to Article 5 hereof.

(b)          Delivery of Warrant Certificates: Warrant Certificates in definitive form representing the Warrants authorized to be issued in Section 2.1(a) hereof shall be created and executed by the Corporation, upon the closing of the offering of units under the short form prospectus of the Corporation dated February 21, 2013.

(c)          Adjustment: The Exercise Price and the number of Common Shares which can be subscribed for and purchased pursuant to the Warrants shall be adjusted in the events and in the manner specified in Article 5 hereof.

(d)          No Fractional Warrants: No Warrant Certificate representing a fractional Warrant shall be issued or otherwise provided for, and a holder of a Warrant Certificate shall not be entitled to subscribe for or purchase a fractional Common Share or be entitled to any cash or other consideration such holder might otherwise be entitled to based upon the holding of such Warrant Certificate. If the number of Warrants to which a Warrantholder would otherwise be entitled is not a whole number, then the number of Warrants to be issued to such Warrantholder shall be rounded down to the next whole number and the Warrantholder shall not be entitled to any compensation in respect of such fractional Warrant.

(e)          Splits, Combinations: Subject to Section 2.7 hereof, the number of Warrants represented by any Warrant Certificate or any Warrant Certificates may be split, combined or exchanged for a Warrant Certificate or Warrant Certificates representing the same number of Warrants in the aggregate.

(f)          Issue of Common Shares: Subject to Section 4.4 hereof, the Corporation shall issue Common Shares upon the exercise of Warrants in accordance with the provisions hereof.

(g)          Authentication: No Warrant issued in uncertificated form shall be issued or, if issued, shall be valid for any purpose or entitle the registered holder to the benefit hereof or thereof, until it has been, upon receipt of a written direction from the Corporation, authenticated by entry on the register maintained by the Warrant Agent pursuant to Section 2.8 hereof of the particulars of such Warrant. Such entry on the register maintained by the Warrant Agent pursuant to Section 2.8 hereof of the particulars of a Warrant issued in uncertificated form shall be conclusive evidence that such Warrant is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture. The authentication of the Warrant Agent with respect to Warrants issued in uncertificated form hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or the Warrants (except the due authentication thereof) and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration thereof except as otherwise specified herein.

2.3          Warrantholder not a Shareholder:

Nothing in this Indenture nor in the holding of a Warrant represented by a Warrant Certificate, or held in uncertificated form, shall be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation or the right to receive dividends or other distributions.

2.4          Signing of Warrant Certificate:

Warrant Certificates shall be signed by (a) the Chief Executive Officer or any Director of the Corporation and, in addition, by (b) the Chief Financial Officer or any Director of the Corporation and may, but need not be, under the seal of the Corporation or a reproduction thereof (which shall be deemed to be the seal of the Corporation). The signatures of such officers or directors, as the case may be, may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officers or directors. Notwithstanding that any of the persons whose manual or facsimile signature appears on any Warrant Certificate as one of such officers or directors may no longer hold office at the date of such Warrant Certificate or at the date of the countersigning or delivery thereof, any Warrant Certificate signed as aforesaid and countersigned by the Warrant Agent shall be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.

2.5          Countersignature by the Warrant Agent:

(a)          Countersignature: No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefits hereof until it has been countersigned by the Warrant Agent by means of a manual signature of one or more of its authorized officers, substantially in the form of the countersignature contained on the Warrant Certificate or in some other form approved by the Corporation and the Warrant Agent and such countersignature by the Warrant Agent upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so countersigned has been issued hereunder and that the holder thereof is entitled to the benefits hereof.

(b)          No Representation: The countersignature by the Warrant Agent on Warrant Certificates issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of the Warrant Certificate (except the due countersignature thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificates or any of them or of the consideration therefor, except as otherwise specified herein.

2.6          Issue in Substitution for Lost Warrant Certificate:

(a)          Substitution: In case any Warrant Certificate issued and countersigned hereunder shall become mutilated, lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Warrant Agent shall countersign and deliver a new certificate for the same class of Warrants and of like date and tenor, and bearing the same legends, if any, as the one mutilated, lost, destroyed or stolen (i) in exchange for and in place of and upon cancellation of such mutilated certificate, or (ii) in lieu of and in substitution for such lost, destroyed or stolen certificate and the substituted certificate shall be in a form approved by the Warrant Agent and shall be entitled to the benefit hereof and shall rank equally in accordance with its terms with all Warrants of the same class either issued or to be issued hereunder.

(b)          Issue of New Warrant Certificates: The applicant for the issue of a new Warrant Certificate pursuant to Section 2.6(a) hereof shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft, as the case may be, of the certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent in their discretion, acting reasonably, and such applicant may also be required to furnish indemnity in the form of a surety bond in amount and form satisfactory to the Corporation and the Warrant Agent in their discretion, acting reasonably, to save each of them harmless, and shall pay the reasonable expenses, charges and any taxes applicable thereto of the Corporation and the Warrant Agent in connection therewith.

2.7          Exchange of Warrant Certificates:

(a)          Exchange: Warrant Certificates issued and countersigned hereunder representing any specified number of Warrants to subscribe for and purchase Common Shares may, upon compliance with the reasonable requirements of the Warrant Agent, be exchanged for Warrant Certificates representing in the aggregate the same number of Warrants and entitling the holder thereof to subscribe for and purchase an equal aggregate number of Common Shares at the same Exercise Price and on the same terms as the Warrant Certificates so exchanged.

(b)          Places of Exchange: Warrant Certificates may be exchanged at the principal office of the Warrant Agent in the City of Toronto, Ontario, or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate tendered for exchange shall be surrendered to the Warrant Agent and cancelled by the Warrant Agent. The Corporation shall sign and the Warrant Agent shall countersign all Warrant Certificates necessary to carry out such exchanges.

(c)          Charges for Exchange: For each Warrant Certificate exchanged, the Warrant Agent, except as otherwise herein provided, shall, if required by the Corporation, charge the Warrantholder a reasonable amount for each new Warrant Certificate issued. Payment for any and all taxes or governmental or other charges required to be paid shall be made by the Warrantholder requesting such exchange, as a condition precedent thereto.

2.8          Registration and Transfer of Warrants:

(a)          Register: The Corporation will cause to be kept by the Warrant Agent at the principal office in Toronto, Ontario, of the Warrant Agent:

(i)	a register of holders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them; and

(ii)	a register of transfers in which all transfers of Warrants and the date and other particulars of each such transfer shall be entered.

(b)          Valid Transfers: No transfer of any Warrant will be valid unless entered on the appropriate register of transfers referred to in Section 2.8(a) hereof, or on any branch registers maintained pursuant to Section 2.8(g) hereof, upon surrender to the Warrant Agent of the Warrant Certificate representing such Warrant (other than in the case of Warrants issued in uncertificated form), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be recorded on the appropriate register of transfers by the Warrant Agent.

(c)          Register of Transfers: The transferee of any Warrant will, after surrender to the Warrant Agent of the Warrant Certificate, if applicable, representing such Warrant as required by Section 2.8(b) hereof and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the appropriate register of holders referred to in Section 2.8(a) hereof, or on any branch registers of holders maintained pursuant to Section 2.8(g) hereof, as the owner of such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Warrant, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

(d)          Refusal of Registration: The Corporation will be entitled, and may direct the Warrant Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in Section 2.8(a) hereof, or on any branch registers maintained pursuant to Section 2.8(g)(d) hereof, if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction. In particular, none of the Warrants and none of the Common Shares issuable on the exchange of the Warrants has been or will be registered under the 1933 Act or any state securities laws and such securities may not be offered or sold to a U.S. Person, a Person in the United States or a Person for the account or benefit of a U.S. Person, or a Person in the United States absent an exemption from the registration provisions of the 1933 Act and all applicable state securities laws.

(e)          No Notice of Trusts: Subject to applicable law, neither the Corporation nor the Warrant Agent will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant, and may transfer any Warrant on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(f)          Inspection: The registers referred to in Section 2.8(a) hereof, and any branch registers maintained pursuant to Section 2.8(g) hereof, will at all reasonable times be open for inspection by the Corporation and any Warrantholder. The Warrant Agent will from time to time when requested to do so in writing by the Corporation or any Warrantholder (upon payment of the reasonable charges of the Warrant Agent), furnish the Corporation or such Warrantholder with a list of the names and addresses of holders of Warrants (in the case of a Warrantholder of the same class as such Warrantholder) entered on such registers and showing the number of Warrants (in the case of a Warrantholder of the same class as such Warrantholder) held by each such holder thereof.

(g)          Location of Registers: The Corporation may at any time and from time to time change the place at which the registers referred to in Section 2.8(a) hereof are kept, cause branch registers of holders or transfers to be kept at other places and close such branch registers or change the place at which such branch registers are kept, in each case subject to the approval of the Warrant Agent. Notice of all such changes or closures shall be given by the Corporation to the Warrant Agent and to holders of Warrants in accordance with Article 12 hereof.

(h)          Restrictions on Transfer under United States Securities Laws: If a Warrant Certificate is tendered for transfer and bears the legend in form set forth in Section 2.1(c), the Warrant Agent shall only permit such transfer if it is (A) to the Corporation, (B) made outside the United States in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (C) made in compliance with an exemption from registration under the 1933 Act provided by (i) Rule 144 thereunder, if available, or (ii) Rule 144A thereunder, if available, and, in both cases, in accordance with applicable state securities laws or (D) in another transaction that does not require registration under the 1933 Act or any applicable state securities laws and, in the case of (C)(i) and (D) above, after it has furnished to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

(i)          Reliance by Warrant Agent: The Warrant Agent shall have no obligation to ensure or verify compliance with any Applicable Legislation or regulatory requirements on the issue, exercise or transfer of any Warrants or any Common Shares or other securities issued upon the exercise of any Warrants. The Warrant Agent shall be entitled to process all proferred transfers and exercises of Warrants upon the presumption that such transfers or exercises are permissible pursuant to all Applicable Legislation and regulatory requirements and the terms of the Indenture and the related Warrant Certificates in the absence of prima facie evidence to the contrary. The Warrant Agent may assume for the purposes of this Indenture that the address on the register of Warrantholders of any Warrantholder is the actual address of such Warrantholder and is also determinative of the residency of such Warrantholder and that the address of any transferee to whom any Warrants or Common Shares or other securities issuable upon the exercise of any Warrants are to be registered, as shown on the transfer document, is the actual address of the transferee and is also determinative of the residency of the transferee.

2.9          Ownership of Warrants:

(a)          Owner: The Corporation and the Warrant Agent may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes, and such person will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and the Corporation and the Warrant Agent will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

(b)          Rights of Registered Holder: The registered holder of any Warrant will be entitled to the rights evidenced thereby free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly, and the issue and delivery to any such registered holder of the Common Shares issuable pursuant thereto will be a good discharge to the Corporation and the Warrant Agent therefor and neither the Corporation nor the Warrant Agent will be bound to inquire into the title of any such registered holder.

2.10         Transfer of Warrants Represented by Global Warrant Certificates:

(a)          Transfer of Global Warrant Certificates: The provisions of this Article 2 with respect to the transfer of Warrants are subject to the provisions of Section 2.11.

2.11         Issue of Global Warrant Certificates:

(a)          Issuance of Global Warrant Certificates: With the exception of any Warrants issued to U.S. Persons which shall be issued using individual Warrant Certificates, the Corporation may, at its sole option, specify, in a written direction of the Corporation delivered to the Warrant Agent, that some or all of the Warrants are to be represented by CDS Global Warrants registered in the name of CDS or its nominee, and in the event the Warrants are to be represented by a Global Warrant Certificate, the Corporation shall execute and the Warrant Agent shall certify and deliver one or more Global Warrant Certificates that shall:

(i)	represent the aggregate number of outstanding Warrants to be represented by such Global Warrant Certificate(s);

(ii)	be delivered by the Warrant Agent to CDS or pursuant to the CDS’ instructions; and

(iii)	if applicable, bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO CYNAPSUS THERAPEUTICS INC. (THE “ISSUER”) OR THE WARRANT AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER, CDS & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE IS ISSUED PURSUANT TO A MASTER LETTER OF REPRESENTATION OF THE ISSUER TO CDS, AS SUCH LETTER MAY BE REPLACED OR AMENDED FROM TIME TO TIME.”

(b)           Transfers of Beneficial Ownership: Transfers of beneficial ownership in any Warrant represented by CDS Global Warrants will be effected only (i) with respect to the interest of a Participant, through records maintained by CDS or its nominee for such CDS Global Warrants , and (ii) with respect to the interest of any person other than a Participant, through records maintained by Participants. Beneficial Owners who are not Participants but who desire to sell or otherwise transfer ownership of or any other interest in Warrants represented by such CDS Global Warrants may do so only through a Participant.

(c)           Rights of Beneficial Owners: The rights of Beneficial Owners shall be limited to those established by applicable law and agreements between CDS and the Participants, and between such Participants and Beneficial Owners, and must be exercised through a Participant in accordance with the rules and procedures of CDS;

(d)           No Obligation to Deliver Certificates: Subject to subsection 2.11(e), neither the Corporation nor the Warrant Agent shall be under any obligation to deliver to any Participant or Beneficial Owner, nor shall any Participant or Beneficial Owner have any right to require the delivery of, a certificate or other instrument evidencing any interest in Warrants.

(e)           New Certificates: If any Warrant is represented by CDS Global Warrants and any of the following events occurs:

(i)	CDS or the Corporation has notified the Warrant Agent that (1) CDS is unwilling or unable to continue as depository or (2) CDS ceases to be a clearing agency in good standing under applicable laws and, in either case, the Corporation is unable to locate a qualified successor depository within 90 days of delivery of such notice;

(ii)	the Corporation has determined, in its sole discretion, with the consent of the Warrant Agent, to terminate the Book-Entry-Only system in respect of such Global Warrant Certificate and has communicated such determination to the Warrant Agent in writing;

(iii)	the Corporation or CDS is required by applicable law to take the action contemplated in this subsection 2.11(e); or

(iv)	the Book-Entry-Only system administered by CDS ceases to exist,

then one or more definitive fully registered Warrant Certificates shall be executed by the Corporation and certified and delivered by the Warrant Agent to CDS in exchange for the CDS Global Warrants held by CDS.

Fully registered Warrant Certificates issued and exchanged pursuant to this subsection 2.11(e) shall be registered in such names and in such denominations as CDS shall instruct the Warrant Agent, provided that the aggregate number of Warrants represented by such Warrant Certificates shall be equal to the aggregate number of Warrants represented by the CDS Global Warrants so exchanged. Upon exchange of a Global Warrant Certificate for one or more Warrant Certificates in definitive form, such Global Warrant Certificate shall be cancelled by the Warrant Agent.

(e)          No Liability: Notwithstanding anything herein or in the terms of the Warrant Certificates to the contrary, neither the Corporation nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for (i) the records maintained by CDS relating to any ownership interests or any other interests in the Warrants or the depository system maintained by CDS, or payments made on account of any ownership interest or any other interest of any Person in any Warrant represented by any CDS Global Warrants (other than CDS or its nominee). (ii) for maintaining, supervising or reviewing any records of CDS or any Participant relating to any such interest, or (iii) any advice or representation made or given by CDS or those contained herein that relate to the rules and regulations of CDS or any action to be taken by CDS on its own direction or at the direction of any Participant.

2.12         Issue of Uncertificated Warrants to CDS:

(a)          Uncertificated Warrants: With the exception of any Warrants issued to U.S. Persons which shall be issued using individual physical Warrant Certificates, the Corporation may, in its sole option, specify, in a written direction of the Corporation delivered to the Warrant Agent, that some or all of the Warrants are to be issued in uncertificated form to CDS or its nominee.

(b)          Transfers of Beneficial Ownership: Transfers of Beneficial Ownership in any Warrant issued in uncertificated form will be effected only (i) with respect to the interest of a Participant, through records maintained by CDS or its nominee for such Warrant issued in uncertificated form, and (ii) with respect to the interest of any Person other than a Participant, through records maintained by Participants. Beneficial Owners who are not Participants but who desire to sell or otherwise transfer ownership of or any other interest in Warrants issued in uncertificated form may do so only through a Participant.

(c)          Exercise of Warrants: A Beneficial Owner of Warrants issued in uncertificated form who desires to exercise his or her Warrants must do so by causing a Participant to deliver to CDS on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to CDS. Forthwith upon receipt by CDS of such notice, as well as payment for the Exercise Price, CDS shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (a “Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through the book based registration system. Upon exercise of the Warrants, such Participant will be deemed to be confirming that it (a) is not in the United States; (b) is not a U.S. Person and is not exercising such Warrants on behalf of a U.S. Person or Person in the United States; and (c) did not execute or deliver the notice of the owner’s intention to exercise such Warrants in the United States.

Payment representing the Exercise Price must be provided to the appropriate office of the Participant in a manner acceptable to it. A notice in form acceptable to the Participant (together with a written confirmation substantially the same as the Confirmation) and payment from such Beneficial Owner should be provided to the Participant sufficiently in advance so as to permit the Participant to deliver notice and payment to CDS and for CDS in turn to deliver notice and payment to the Warrant Agent prior to the Time of Expiry. CDS will initiate the exercise by way of the Confirmation and forward the Exercise Price electronically to the Warrant Agent and the Warrant Agent will execute the exercise by issuing to CDS through the book based registration system the Common Shares to which the exercising Beneficial Owner is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the Beneficial Owner exercising the Warrants and/or the Participant exercising the Warrants on its behalf.

Article 3- WARRANTS TO RANK PARI PASSU

3.1          Warrants to Rank Pari Passu:

All Warrants shall rank pari passu, whatever may be the actual date of issue of the Warrant Certificates that evidence them, or the actual date of authentication of the Warrants issued in uncertificated form.

Article 4 - EXERCISE OF WARRANTS

4.1          Method of Exercise of Warrants:

(a)          Exercise: Subject to Section 4.1(b) hereof, the holder of any Warrant may exercise the right thereby conferred on such holder to subscribe for and purchase Common Shares by surrendering, after the date of issue of the Warrant but prior to the Time of Expiry, to the Warrant Agent at the place specified in Section 4.1(d) hereof or any other place or places that may be designated by the Corporation with the approval of the Warrant Agent:

(i)	the Warrant Certificate, with a properly completed and executed subscription form in substantially the form contained on the Warrant Certificate; and

(ii)	a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation at par in the city where such Warrant Certificate is surrendered for exercise, in an amount equal to the product obtained by multiplying the Exercise Price by the number of Common Shares subscribed for pursuant to such Warrant Certificate.

A Warrant Certificate with the duly completed and executed subscription form referred to in Section 4.1(a)(i) above, together with the certified cheque, bank draft or money order referred to in Section 4.1(a)(ii) above, shall be deemed to be surrendered only upon delivery thereof or, if sent by mail or other means of transmission, upon receipt thereof, in each case at the office of the Warrant Agent provided for in Section 4.1(d) hereof or any such other place designated by the Corporation with the approval of the Warrant Agent.

A Beneficial Owner who desires to exercise his or her Warrants, must do so by causing a Participant to deliver to CDS (at its office in Toronto), on behalf of the Beneficial Owner, a written notice of the Beneficial Owner’s intention to exercise Warrants (the “Exercise Notice”). Any expenses associated with the preparation and delivery of Exercise Notices will be for the account of the Beneficial Owner exercising the Warrants.

(b)          Restrictions on Exercise under United States Securities Laws: The Warrants may not be exercised by or on behalf of a person in the United States or a U.S. Person unless registered under the 1933 Act or unless an exemption is available from the registration requirements of the 1933 Act and applicable state securities laws and the holder of the Warrants has furnished an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to such effect; provided, however, that a Warrantholder who is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the 1933 Act (a "U.S. Accredited Investor"), at the time of exercise of Warrants and that purchased units ("Units"), with each Unit comprised of one common share and one Warrant, in the Corporation’s private placement of Units in the United States and to U.S. Persons will not be required to deliver an opinion of counsel or other evidence in connection with the exercise of Warrants underlying those Units as long as the Warrantholder is a U.S. Accredited Investor and the other representations and warranties made by such Warrantholder at the time of purchase of the Units also remain true and correct.

(c)          Subscription Form Completion: Any subscription form referred to in Section 4.1(a) hereof shall be signed by the Warrantholder, or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Warrant Agent, acting reasonably, and shall specify (A) the number of Common Shares which the holder desires to subscribe for and purchase, such number being not more than the number which the holder is entitled to subscribe for and purchase pursuant to the Warrant Certificate surrendered, (B) the person or persons in whose name or names such Common Shares are to be issued, (C) the address or addresses of such person or persons, or the office of the Warrant Agent at which the Warrant Certificate was surrendered and the certificates representing such Common Shares are to be sent, and (D) the number of Common Shares to be issued to each such person if more than one is so specified. If any of the Common Shares subscribed for are to be issued to a person or persons other than the Warrantholder, the Warrantholder shall pay to the Warrant Agent all applicable transfer or similar taxes, if any, and, the Corporation and the Warrant Agent shall not be required to issue or deliver certificates representing Common Shares unless or until such Warrantholder shall have paid to the Warrant Agent the amount of such tax, if any, or shall have established to the satisfaction of the Warrant Agent that such tax has been paid or that no tax is due.

(d)          Places for Exercise: The Corporation has designated the Warrant Agent, at its principal office in the City of Toronto, Ontario, as the place at which the Warrants may be exercised. The Corporation will give notice to the Warrantholders pursuant to Article 12 hereof of the location of any other place appointed by the Corporation and approved by the Warrant Agent and of the change in the location of any new or existing place where Warrants may be exercised.

(e)          Accounting to Corporation: The Warrant Agent shall as soon as practicable account to the Transfer Agent and the Corporation with respect to Warrants exercised. All such monies, and any securities or other instruments, from time to time received by the Warrant Agent shall be received in trust for, and shall be segregated and kept apart by the Warrant Agent in trust for, the Corporation. Within five Business Days of receipt thereof the Warrant Agent shall forward to the Corporation (or to an account or accounts of the Corporation with a bank or trust company designated in writing by the Corporation for that purpose) all monies received through the exercise of Warrants pursuant to this Article 4.

(f)          Record of Exercise: The Warrant Agent shall record the particulars of the Warrants exercised for Common Shares which particulars shall include the names and addresses of the persons who become holders of Common Shares, if any, on exercise, the number of Common Shares issued, the Exercise Date and the Exercise Price. Within five Business Days of each Exercise Date, the Warrant Agent shall provide such particulars in writing to the Corporation.

(g)          United States Legend on Common Share Certificate; Restrictions on Transfer under United States Securities Laws

(i)          Any certificates representing Common Shares issued to, or for the account or benefit of, a person who cannot make the representations set forth in Box A on the Subscription Form of the Warrant Certificate, and any certificates issued in exchange therefor or in substitution thereof, shall bear the following legend until such time as it is no longer required under the 1933 Act and applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if any such securities are being sold in compliance with the requirements of Rule 904 of Regulation S, and provided further that the Corporation is a "foreign issuer" within the meaning of Regulation S at the time of sale, the above legend may be removed by providing a declaration to the Warrant Agent to the following effect (or as the Corporation may prescribe from time to time):

“The undersigned (a) acknowledges that the sale of Common Shares of Cynapsus Therapeutics Inc. (the “Corporation”) to which this declaration relates, represented by certificate number ________, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and (b) certifies that (1) the undersigned is not an “affiliate” (as that term is defined in Rule 405 under the 1933 Act) of the Corporation, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the 1933 Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the 1933 Act, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Unless otherwise defined herein, terms used herein have the meanings given to them by Regulation S under the 1933 Act.”;

notwithstanding the foregoing, the Transfer Agent may impose additional requirements for the removal of legends from securities sold in accordance with Rule 904 of Regulation S in the future; and

provided further, that, if any of such securities are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Corporation and the Warrant Agent of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

(ii)         If a certificate representing Common Shares is tendered for transfer and bears a legend in the form set forth in this Section 4.1(g), the Transfer Agent shall only permit such transfer if it is (A) to the Corporation, (B) made outside the United States in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (C) made in compliance with an exemption from registration under the 1933 Act provided by (i) Rule 144 thereunder, if available, or (ii) Rule 144A thereunder, if available, and, in both cases, in accordance with applicable state securities laws or (D) in another transaction that does not require registration under the 1933 Act or any applicable state securities laws and, in the case of (C)(i) and (D) above, after it has furnished to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect.

4.2          Effect of Exercise of Warrants:

(a)          Effect of Exercise: Upon compliance by the holder of any Warrant Certificate with the provisions of Section 4.1 hereof, but subject to the provisions of Section 4.3(b) hereof, the number of Common Shares subscribed for and purchased shall be deemed to have been issued and the person or persons to whom such Common Shares are to be issued shall be deemed to have become the holder or holders of record of such Common Shares on the Exercise Date thereof unless the transfer books of the Corporation shall be closed on such date, in which case the Common Shares subscribed for and purchased shall be deemed to have been issued, and such person or persons shall be deemed to have become the holder or holders of record of such Common Shares on the date on which such transfer books are reopened but such Common Shares shall be issued at the Exercise Price in effect on the Exercise Date.

(b)          Issue of Share Certificates: As soon as practicable, and in any event no later than the fifth Business Day on which the transfer books of the Corporation have been opened after the exercise of a Warrant as aforesaid, the Corporation shall forthwith (i) cause to be mailed to the person or persons in whose name or names the Common Shares so subscribed for and purchased are to be issued, as specified in the subscription completed on the Warrant Certificate, at the address specified in such subscription form, or (ii) if specified in such subscription form, cause to be delivered to such person or persons at the office of the Warrant Agent where such Warrant Certificate was surrendered, a certificate or certificates representing the appropriate number of Common Shares to which the Warrantholder is entitled and elected to subscribe for and purchase pursuant to the Warrant Certificate surrendered to the Warrant Agent.

4.3          Subscription for Less than Entitlement:

(a)          Exercise for Less Than Maximum: The holder of any Warrant Certificate may subscribe for and purchase a number of Common Shares less than the maximum number which the holder is entitled to subscribe for and purchase pursuant to the surrendered Warrant Certificate, provided that in no event shall fractional Common Shares be issued in connection with the exercise of Warrants. In such event, the holder thereof upon exercise thereof shall, in addition, be entitled to receive a new Warrant Certificate complying with Section 2.2 hereof in respect of the balance of the Common Shares which such holder was entitled to subscribe for and purchase and which were not then subscribed for and purchased.

(b)          No Fractional Common Shares: Notwithstanding any adjustment provided for in Article 5 hereof or otherwise, the Corporation shall not be required upon the exercise of a Warrant to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. If the number of Common Shares to which a Warrantholder would otherwise be entitled upon the exercise of a Warrant is not a whole number then, subject to Section 4.4 hereof, the number of Common Shares to be issued shall be rounded down to the next whole number and the holder of such Warrant Certificate shall not be entitled to any compensation in respect of any fractional Common Share.

4.4          Warrant Certificates for Fractions of Common Shares:

To the extent that the holder of a Warrant Certificate is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction in combination with another Warrant Certificate which in the aggregate entitles the Warrantholder to receive a whole number of Common Shares.

4.5          Expiration of Warrants:

After the Time of Expiry all rights under any Warrant in respect of which the right of subscription and purchase therein and herein provided shall not theretofore have been exercised shall wholly cease and terminate and such Warrant shall be void, of no force or effect and of no value whatsoever.

Article 5 - ADJUSTMENTS

5.1          Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise:

The Exercise Price and the number of Common Shares purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided in the following subsections:

(a)          Stock Dividend; Distribution of Common Shares; Subdivision; Consolidation: If at any time after the Effective Date but prior to the Expiry Date, the Corporation shall:

(i)	fix a record date for the issue of, or issue, Common Shares or securities exchangeable for or convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend or otherwise, other than as a Dividend Paid In The Ordinary Course,

(ii)	fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares, other than as a Dividend Paid In The Ordinary Course,

(iii)	subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares, or

(iv)	consolidate, reduce or combine the outstanding Common Shares into a lesser number of Common Shares,

(any of such events in Sections 5.1(a)(i), (ii), (iii) and (iv) above being herein called a "Common Share Reorganization"), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

(B)	the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 5.1(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. Any Warrantholder who has not exercised his right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by such Warrantholder, at the Exercise Price determined in accordance with this Section 5.1(a) the aggregate number of Common Shares that such Warrantholder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, such Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(b)          Issue of Rights, Options or Warrants: If at any time after the Effective Date but prior to the Expiry Date, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a "Rights Offering"), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of

(A)	the number of Common Shares outstanding on the record date for the Rights Offering, and

(B)	the quotient determined by dividing

I.	either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

II.	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

(c)          Special Distributions: If at any time after the Effective Date but prior to the Expiry Date, the Corporation shall fix a record date for the payment, issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

(i)	shares of the Corporation or any other corporation of any class other than Common Shares;

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than forty-five (45) days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Dividend Paid In The Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between:

I.	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

II.	the fair market value, as determined in good faith by the Directors (whose determination shall be conclusive, subject to the prior written consent, if required, of any stock exchange on which the Common Shares are then listed), of such dividend, cash, securities, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 5.1(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this Section 5.1(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(d)          Reclassification of Common Shares; Consolidation; Amalgamation; Merger: If at any time after the Effective Date but prior to the Expiry Date there shall occur:

(i)	a reclassification or redesignation of the Common Shares, a change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(ii)	a consolidation, arrangement, amalgamation or merger of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

(iii)	the transfer, sale or conveyance of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Warrantholder was theretofor entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholder was theretofor entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Indenture with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. Any such adjustments shall be made by and set forth in an indenture supplemental hereto with its successor or such corporation or other entity, as applicable, contemporaneously with such reclassification, consolidation, amalgamation, arrangement, merger or other event and which supplemental indenture shall be approved by action by the directors and shall for all purposes be conclusively deemed to be an appropriate adjustment. To give effect to the provisions of this subsection, the Corporation shall or shall impose upon its successor or such purchasing corporation or entity, as the case may be, prior to or contemporaneously with the Capital Reorganization, an agreement or an undertaking which shall provide, to the extent possible, for the applications of the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder to the extent that the adjustment provisions set forth in this Warrant Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Warrantholder is entitled on exercise of acquisition rights hereunder. Any such agreement or undertaking shall provide that such adjustments shall apply to successive Capital Reorganizations.

(e)          If at any time after the Effective Date but prior to the Expiry Date any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Sections 5.1(a), 5.1(b) or 5.1(c) of this Indenture, then the number of Common Shares purchasable upon the subsequent exercise of Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

5.2          Rules Regarding Calculation of Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise:

For the purposes of Section 5.1 hereof the following subsections shall apply:

(a)          Successive Adjustments: Any adjustment made pursuant to Section 5.1 hereof shall be cumulative and made successively whenever an event referred to therein shall occur, subject to the following provisions of this Section 5.2.

(b)          Minimum Adjustments: No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price and no adjustment shall be made in the number of Common Shares purchasable upon exercise of a Warrant unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this Section 5.2(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment, and provided further that in no event shall the Corporation be obligated to issue fractional Common Shares upon exercise of Warrants.

(c)          Mutatis Mutandis Adjustment: Subject to the prior written consent, if required, of any stock exchange upon which the Common Shares or Warrants may be listed, no adjustment in the Exercise Price or in the number or kind of securities purchasable upon exercise of a Warrant shall be made in respect of any event described in Section 5.1 hereof if Warrantholders are entitled to participate in such event on the same terms mutatis mutandis as if Warrantholders had exercised their Warrants prior to or on the effective date or record date, as the case may be, of such event.

(d)          No Adjustment for Certain Events: No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of Warrants shall be made pursuant to Section 5.1 hereof in respect of the issue from time to time of Common Shares pursuant to this Indenture or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any Subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Common Share Reorganization, a Rights Offering nor any other event described in Section 5.1 hereof.

(e)          Other Actions: If at any time after the Effective Date but prior to the Expiry Date the Corporation shall take any action affecting the Common Shares, other than an action described in Section 5.1 hereof, which in the opinion of the Directors acting in good faith would materially affect the rights of Warrantholders, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of Warrants shall be adjusted in such manner and at such time by action by the Directors, acting in good faith in their sole discretion, but subject to the prior written consent, if required, of any stock exchange upon which the Common Shares may be listed, as may be equitable in the circumstances. Failure of the taking of action by the Directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the Directors have determined that it is equitable to make no adjustment in the circumstances.

(f)          Abandonment of Event: If the Corporation shall set a record date to determine the holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such Shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

(g)          Deemed Record Date: In the absence of a resolution of the Directors fixing a record date for a Common Share Reorganization, a Rights Offering or a Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the earlier of the date on which holders of record of Common Shares are determined for the purpose of participating in the Common Share Reorganization, Rights Offering or Special Distribution and the date on which the Common Share Reorganization, Rights Offering or Special Distribution becomes effective.

(h)          Disputes: If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon exercise of Warrants, such disputes shall be conclusively determined by the Corporation's Auditors or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the Directors and acceptable to the Warrant Agent and any such determination shall be conclusive evidence of the correctness of any adjustment made under Section 5.1 hereof and shall be binding upon the Corporation, the Warrant Agent and the Warrantholders. Such auditors or accountants shall be provided access to all necessary records of the Corporation for the purpose of such determination. In the event any determination is made, the Corporation shall deliver a Certificate of the Corporation to the Warrant Agent describing such determination.

(i)          Corporate Affairs: As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to the Warrants, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of Counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the shares or other securities which all holders of Warrants are entitled to receive in accordance with the provisions thereof.

5.3          Postponement of Subscription:

In any case in which this Article 5 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event:

(a)          issuing to the holder of any Warrant, to the extent that Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event; and

(b)          delivering to such holder any distribution declared with respect to such additional Common Shares or other securities after such exercise date and before such event;

provided however, that the Corporation shall deliver to such holder an appropriate instrument evidencing the right of such holder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable on the exercise of any Warrant and to such distributions declared with respect to any additional Common Shares issuable on the exercise of any Warrant.

5.4          Notice of Adjustment of Exercise Price and Number of Common Shares Purchasable Upon Exercise:

(a)          Notice of Effective or Record Date: At least 21 days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment in any of the subscription rights pursuant to any of the Warrants, including the Exercise Price and the number of Common Shares which are purchasable upon the exercise thereof, the Corporation shall:

(i)	file with the Warrant Agent a Certificate of the Corporation specifying the particulars of such event to the extent then known including, if determinable, the required adjustment and the computation of such adjustment; and

(ii)	give notice to the Warrantholders in the manner provided for in Article 12 hereof of the particulars of such event to the extent then known including, if determinable, the required adjustment.

(b)          Adjustment Not Determinable: In case any adjustment for which a notice pursuant to Section 5.4(a) hereof has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable:

(i)	file with the Warrant Agent a computation of such adjustment; and

(ii)	give notice to the Warrantholders in the manner provided for in Article 12 hereof of the adjustment.

Where a notice pursuant to this Section 5.4 has been given, the Warrant Agent shall be entitled to act and rely on any adjustment calculation of the Corporation or of the Corporation’s Auditors.

(c)          Duty of Warrant Agent: Subject to Section 11.2(a) hereof, the Warrant Agent shall not:

(i)	at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment in the Exercise Price or number of Common Shares issuable upon the exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or which respect to the method employed in making such adjustment;

(ii)	be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of any Warrant; or

(iii)	be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Warrants for the purpose of exercise, or to comply with any of the covenants contained in this Section 5.4.

Article 6 - PURCHASES BY THE CORPORATION

6.1          Optional Purchases by the Corporation:

Subject to applicable law, the Corporation may from time to time purchase Warrants on any stock exchange, in the open market, by private agreement or otherwise. Any such purchase may be made in such manner, from such persons, at such prices and on such terms as the Corporation in its sole discretion may determine.

6.2          Surrender of Warrant Certificates:

Warrant Certificates representing Warrants purchased pursuant to Section 6.1 hereof shall be surrendered to the Warrant Agent for cancellation and shall be accompanied by a direction of the Corporation to cancel the Warrants represented thereby.

Article 7 - COVENANTS OF THE CORPORATION

7.1          General Covenants of the Corporation:

The Corporation covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that so long as any Warrants remain outstanding:

(a)          the Corporation will at all times use its commercially reasonable efforts to maintain its corporate existence, remain a corporation in good standing under the Canada Business Corporations Act, will carry on and conduct its business in a proper, efficient and business-like manner and in accordance with good business practice and cause to be kept proper books of account in accordance with generally accepted accounting practices;

(b)          the Corporation will cause certificates representing the Common Shares, if any, from time to time subscribed and paid for pursuant to the exercise of Warrants to be issued and delivered in accordance with the terms hereof;

(c)          all Common Shares which are issued upon exercise of the right to subscribe for and purchase provided for herein, upon payment of the Exercise Price herein provided for, shall be fully paid and non-assessable shares;

(d)          the Corporation will reserve and keep available a sufficient number of Common Shares for the purpose of enabling the Corporation to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

(e)          the Corporation is duly authorized to create and issue the Warrants and that the Warrants, when issued and certified by the Warrant Agent will be valid and enforceable against the Corporation and that, subject to the provisions of this Indenture, the Corporation shall cause the Common Shares from time to time acquired pursuant to the exercise of Warrants to be duly issued, upon payment of the Exercise Price, to the Warrantholders;

(f)          the Corporation shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Indenture;

(g)          the Corporation is currently a reporting 2issuer not in default in the Qualifying Jurisdictions and will use its best efforts to maintain its status as a reporting issuer in the Qualifying Jurisdictions for a period of at least thirty (30) months, from the date hereof;

(h)          if any instrument is required to be filed with or any permission is required to be obtained from any securities regulatory authority or any other step is required under any federal or provincial law of a Qualifying Jurisdiction before any securities or property which a Warrantholder is entitled to receive pursuant to the exercise of a Warrant may properly and legally be delivered upon the due exercise of a Warrant, the Corporation covenants that it shall use its commercially reasonable efforts to take all such action, at its expense, as is required or appropriate in the circumstances;

(i)          from the date hereof until two years after the Expiry Date, the Corporation will use its commercially reasonable efforts to maintain the listing of the Common Shares on the Exchange to ensure that the Common Shares issued pursuant to the exercise of the Warrants are listed and posted for trading on the Exchange;

(j)          the Corporation will send to each Warrantholder a copy of all documents required to be delivered to holders of Common Shares pursuant to the Securities Act (Ontario) or other applicable law within the required time periods contemplated thereby;

(k)          each of this Indenture and the Warrant Certificates has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of, and is enforceable against, the Corporation in accordance with its terms;

(l)          the Corporation is a “foreign issuer” within the meaning of Regulation S under the 1933 Act and will use commercially reasonable efforts to remain a foreign issuer until the Time of Expiry;

(m)          the Corporation will comply with all covenants and satisfy all terms and conditions on its part to be performed and satisfied under this Indenture;

(n)          the issue of the Warrants, and the execution and delivery of the Warrant Certificates and this Indenture, does not and will not result in a breach by the Corporation of, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach by the Corporation of any applicable laws, and does not and will not conflict with any of the terms, conditions or provisions of the articles or resolutions of the Corporation or any trust indenture, loan agreement or any other agreement or instrument to which the Corporation is a party or by which it is contractually bound on the date of this Indenture;

(o)          the Corporation shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all other acts, deeds and assurances in law as the Warrant Agent, acting on the advice of Counsel, may reasonably require for better accomplishing and effecting the intentions and provisions of this Indenture;

(p)           with respect to any notices to be given or other acts to be performed or which may be given or performed by the Warrant Agent under or pursuant to this Indenture, the Corporation shall provide to the Warrant Agent in a timely manner all such information and documents as the Warrant Agent may reasonably request and are within the knowledge or control of the Corporation in order to verify the factual circumstances relating to such notices or acts and, if requested, such notices of acts and, if requested, such information and documents shall be certified as correct by an officer of the Corporation;

(q)          generally, the Corporation will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture and will not take any action which might reasonably be expected to deprive Warrantholders of their rights to acquire Common Shares on the exercise of Warrants;

(r)          the Corporation will give to the Warrantholders, in the manner provided in Article 12 hereof, and to the Warrant Agent, notice of its intention to fix a record date, or effective date, as the case may be, for any event referred to in Section 5.1 hereof which may give rise to an adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of Warrants and, in each case, such notice shall specify the particulars of such event and the record date, or the effective date, for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given, and such notice shall be given in each case not less than 21 days prior to the applicable record date or effective date, as the case may be;

(s)          the Corporation will not close its transfer books nor take any other action which might deprive a Warrantholder of the opportunity of exercising the right of purchase pursuant to the Warrants held by such person during the period of twenty-one (21) days after the giving of a notice required by this Section 7.1 or unduly restrict such opportunity;

(t)          if the Corporation is a party to any transaction in which the Corporation is not the continuing corporation, the Corporation shall use commercially reasonable efforts to obtain all consents which may be necessary or appropriate under Canadian law to enable the continuing corporation to give effect to the Warrants; and

(u)          generally, the Corporation will well and truly perform and carry out all of the acts or things to be done by the Corporation as provided in this Indenture.

7.2          Warrant Agent's Remuneration and Expenses:

The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and the Corporation will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of its duties hereunder (including the reasonable compensation and the disbursements of its counsel and all other advisers not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Warrant Agent's own grossly negligent action, grossly negligent failure to act, wilful misconduct or bad faith.

7.3          Notice of Issue:

The Corporation will give written notice of the issue of Common Shares pursuant to the exercise of any Warrants, in such detail as may be required, to each securities commission or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulations requiring the giving of any such notice in order that such issue of Common Shares and the subsequent disposition of the Common Shares so issued will not be subject to the prospectus requirements, if any, of such legislation or regulations.

7.4          Performance of Covenants by Warrant Agent:

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Warrantholders that it is so doing. All amounts so expended or advanced by the Warrant Agent shall be repayable upon request of the Warrant Agent as provided in Section 7.2 hereof. No such performance or advance by the Warrant Agent shall be deemed to relieve the Corporation of any default hereunder.

Article 8 - ENFORCEMENT

8.1          Suits by Warrantholders:

All or any of the rights conferred upon the holder of any Warrant Certificate by the terms of such Warrant Certificate or the provisions of this Indenture may be enforced by the holder of such Warrant Certificate by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholder.

8.2          Immunity of Shareholders:

By the acceptance of the Warrant Certificate, Warrantholders and the Warrant Agent hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director, officer, employee or agent of the Corporation for the issue of Common Shares pursuant to the exercise of any Warrant.

8.3          Limitation of Liability:

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future officers, Directors or Shareholders of the Corporation or of any successor corporation or to any of the past, present or future officers, Directors, employees or agents of the Corporation or any successor corporation, but only the property of the Corporation or any successor corporation shall be bound in respect hereof.

Article 9 - MEETINGS OF WARRANTHOLDERS

9.1          Right to Convene Meetings:

The Warrant Agent may at any time and from time to time and shall on receipt of a Written Request of the Corporation or of a Warrantholders' Request and upon receiving sufficient funds and being indemnified to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders' Request, as the case may be, against the costs which may be incurred by the Warrant Agent in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders. In the event of the Warrant Agent failing within fifteen (15) days after receipt of such Written Request by the Corporation or of a Warrantholders' Request and of the required funds and indemnity as aforesaid to give notice to convene a meeting, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario, or at such other place as may be approved or determined by the Warrant Agent.

9.2          Notice:

At least 21 days’ notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided in Article 12 hereof and a copy thereof shall be sent by prepaid mail to the Warrant Agent unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat. It shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 9. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Corporation or the person or persons designated by the Warrantholders signing such Warrantholders' Request, as the case may be.

9.3          Chairman:

An individual (who need not be a Warrantholder) nominated in writing by the Warrant Agent shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, or if such person is unable or unwilling to act as chairman, the Warrantholders present in person or by proxy shall choose some individual to be chairman.

9.4           Quorum:

Subject to the provisions of Section 9.12 hereof, at any meeting of the Warrantholders a quorum shall consist of Warrantholders present in person or by proxy holding at least 50% of the aggregate number Warrants outstanding as of the date of the meeting, provided that at least two persons entitled to vote thereat (including proxyholders) are personally present. If a quorum of the Warrantholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders' Request, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next following week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally called notwithstanding that they may not hold at least 50% of the aggregate number of Warrants then outstanding.

9.5          Power to Adjourn:

Subject to the provisions of Section 9.4 hereof, the chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6          Show of Hands:

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of such fact. Any Warrantholder present in person or by proxy can demand a poll at any meeting in accordance with the provisions of Section 9.7 hereof.

9.7          Poll:

On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands in respect of such question if requested by the chairman or by one of or more of the Warrantholders acting in person or by proxy, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall be decided by a majority of the votes cast on the poll.

9.8          Voting:

On a show of hands every person who is present and entitled to vote, whether as a Warrantholder or as a proxy for one or more absent Warrantholders or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy appointed by instrument in writing shall be entitled to one vote in respect of each one Warrant held by him. A proxy need not be a Warrantholder. The chairman of any meeting shall be entitled both on a show of hands and on a poll to vote in respect of the Warrants, if any, held or represented by him.

9.9           Regulations:

The Warrant Agent or the Corporation with the approval of the Warrant Agent may from time to time make regulations and from time to time vary such regulations as it shall from time to time think fit:

(a)          for the deposit of instruments appointing proxies at such place and time as the Warrant Agent, the Corporation or the Warrantholder calling the meeting, as the case may be, may direct in the notice calling the meeting;

(b)          for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or telecopied before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(c)          for the form of the instrument appointing a proxy, the manner in which it may be executed and verification of the authority of a person who executes it on behalf of a Warrantholder; and

(d)          generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Warrant Certificates, or as entitled to vote or be present at the meeting in respect thereof, shall be registered holders of Warrant Certificates or proxies thereof.

9.10          Corporation and Warrant Agent may be Represented:

The Corporation and the Warrant Agent, by their respective employees, officers or directors, and the legal advisers of the Corporation and the Warrant Agent, may attend any meeting of the Warrantholders, but shall have no vote as such.

9.11          Powers Exercisable by Extraordinary Resolution:

In addition to all other powers conferred upon them by any other provision of this Indenture or by law, the Warrantholders at a meeting shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)          power to consent and agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or, with the reasonable consent of the Warrant Agent, of the Warrant Agent (in its capacity as warrant agent hereunder or on behalf of the Warrantholders) with the Corporation, whether such rights arise under this Indenture or the Warrant Certificates or otherwise;

(b)          subject to arrangements as to financing and indemnity satisfactory to the Warrant Agent, power to direct or authorize the Warrant Agent (i) to enforce any of the covenants of the Corporation contained in this Indenture or the Warrant Certificates, (ii) to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution, or (iii) to refrain from enforcing any such covenant or right;

(c)          power to waive and direct the Warrant Agent to waive any default on the part of the Corporation in complying with any provision of this Indenture or the Warrant Certificates, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(d)          power to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation (i) for the enforcement of any of the covenants of the Corporation contained in this Indenture or the Warrant Certificates, or (ii) to enforce any of the rights of the Warrantholders;

(e)          power to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

(f)          power to appoint any persons (whether Warrantholders or not) as a committee to represent the interests of the Warrantholders and to confer upon such committee any powers or discretions which the Warrantholders could themselves exercise by Extraordinary Resolution or otherwise;

(g)          power from time to time and at any time to remove the Warrant Agent and to appoint a successor Warrant Agent;

(h)          power to amend, alter or repeal any Extraordinary Resolution previously passed;

(i)          power to assent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission; and

(j)          power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

9.12          Extraordinary Resolution:

(a)          Extraordinary Resolution: If, at any meeting called for the purpose of passing an Extraordinary Resolution, Warrantholders holding 50% of the aggregate number of Warrants outstanding as of the date of such meeting are not present in person or by proxy within 30 minutes from the time fixed for holding the meeting, then the meeting, if called by Warrantholders or on a Warrantholders' Request, shall be dissolved, but in any other case it shall stand adjourned to such day, being not less than five Business Days or more than 10 Business Days later, and to such place and time as may be determined by the chairman. Not less than three Business Days' notice to Warrantholders shall be given of the time and place of such adjourned meeting in the manner provided in Article 12 hereof. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum notwithstanding the provisions of this Section 9.12(a) to the contrary and may transact the business for which the meeting was originally called and a motion proposed at such adjourned meeting and passed by the affirmative vote of Warrantholders holding not less than 66 2/3% of the aggregate number of Warrants represented at the adjourned meeting and voted on the motion shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that Warrantholders holding 50% of the aggregate number of Warrants then outstanding Warrant Certificates are not present in person or by proxy at such adjourned meeting.

(b)          Poll to be Taken: Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

9.13          Powers Cumulative:

It is hereby declared and agreed that any one or more of the powers in this Indenture, stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers then or thereafter from time to time.

9.14          Minutes:

Minutes of all resolutions and Extraordinary Resolutions and proceedings at every meeting of Warrantholders shall be made and entered in books to be from time to time provided for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions or Extraordinary Resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been called and held, and all resolutions passed thereat or proceedings taken, to have been passed and taken.

9.15          Instruments in Writing:

All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 9 may also be taken and exercised by Warrantholders representing at least 66 2/3% of the aggregate number of then outstanding Warrant Certificates, by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney appointed in writing and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

9.16          Binding Effect of Resolutions:

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 9 at a meeting of Warrantholders shall be binding upon all of the Warrantholders, whether present or absent at such meeting, and every instrument in writing signed by Warrantholders in accordance with the provisions of Section 9.15 hereof shall be binding upon all of the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

9.17          Holdings by Corporation and Warrant Agent Disregarded:

In determining whether Warrantholders are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, resolution, Extraordinary Resolution, Warrantholders' Request, waiver or other action under this Indenture, Warrants owned by the Corporation or any Subsidiary of the Corporation and the Warrant Agent shall be deemed not to be outstanding and shall be disregarded. The Corporation shall provide the Warrant Agent with a Certificate of the Corporation providing details of any Warrants held by the Corporation or by a Subsidiary of the Corporation upon the written request of the Warrant Agent.

Article 10- SUPPLEMENTAL INDENTURES

10.1          Provision for Supplemental Indentures for Certain Purposes:

From time to time the Corporation (when authorized by action by the Directors) and the Warrant Agent may, subject to the provisions of this Indenture and it shall, when so directed by the provisions of this Indenture, execute and deliver by its proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)          setting forth adjustments pursuant to the provisions of Article 5 hereof;

(b)          increasing the number of Warrants, and the number of Common Shares issuable upon the exercise of Warrants, which the Corporation is authorized to issue under this Indenture and any consequential amendment thereto as may be required by the Warrant Agent acting on the advice of Counsel;

(c)          making such changes to the provisions hereof and of the Warrant Certificates as may be necessary or desirable in connection with the listing of the Warrants on any stock exchange;

(d)          adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Warrantholders;

(e)          giving effect to any resolution or Extraordinary Resolution passed as provided in Article 9 hereof;

(f)          making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Warrant Agent and on the advice of Counsel, prejudicial to the interests of the Warrantholders;

(g)          adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, or making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

(h)          modifying any of the provisions of this Indenture or relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that in the opinion of the Warrant Agent and on the advice of Counsel, no such modification or relief shall be or become operative or effective in such manner as to impair any of the rights of the Warrantholders or of the Warrant Agent and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative; or

(i)          any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Warrant Agent and on the advice of Counsel, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

10.2          Successor Corporation:

In the case of a consolidation, amalgamation, arrangement, merger, separation or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety, the successor entity resulting from such consolidation, amalgamation, arrangement, merger, separation or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation, as the case may be. Without limiting the generality of the foregoing, the continuing entity resulting from such consolidation, amalgamation, arrangement, merger, separation or transfer shall be deemed to be a successor entity for purposes of this Indenture.

Article 11 - CONCERNING THE WARRANT AGENT

11.1          Trust Indenture Legislation:

(a)          Mandatory Requirements: If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(b)          Applicable Legislation: The Corporation and the Warrant Agent agree that each of them will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with, and be entitled to the benefits of, Applicable Legislation.

11.2          Rights and Duties of Warrant Agent:

(a)          Degree of Skill: In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own wilful misconduct or bad faith.

(b)          Conditions for Action: Subject to Section 11.2(a) hereof, the Warrant Agent shall not be bound to do anything or take any act or action for the enforcement of any of the obligations of the Corporation under this Indenture unless and until the Warrant Agent shall have received a Warrantholders' Request setting out the action which the Warrant Agent is required to take and the obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges, expenses and liabilities to be incurred thereby and any loss or damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Warrant Agent shall not be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and , in the absence of any such notice, the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements, or conditions contained herein.

(c)          Deposit of Warrant Certificates: The Warrant Agent may, before commencing or at any time during the continuance of any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder, require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.

(d)          Supremacy of Applicable Legislation: Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation and of this Article 11.

11.3          Evidence:

(a)          Entitlement to Rely on Evidence: Whenever it is provided in this Indenture that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon. The Warrant Agent may rely and shall be protected in acting upon any such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may, in its discretion, require further evidence before acting or relying thereon. The Warrant Agent may also rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(b)          Additional Evidence: In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

(c)          Statutory Declarations: Whenever Applicable Legislation requires that evidence referred to in Section 11.3(a) hereof be in the form of a statutory declaration, the Warrant Agent may accept such statutory declaration in lieu of a Certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by (a) the Chief Executive Officer or any Director of the Corporation and, in addition, by (b) the Chief Financial Officer or any Director of the Corporation.

(d)          Proof of Execution: Proof of execution of an instrument in writing by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified copy of the resolution of its board of directors authorizing the person who signs such instrument to sign such instrument

11.4          Experts and Advisers:

The Warrant Agent may employ or retain, at the expense of the Corporation, such counsel, accountants or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder, may pay reasonable remuneration for all services performed by any of them without taxation of any costs of any counsel and shall not be responsible for any misconduct on the part of any of them. The Warrant Agent may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or adviser, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in relation to this Indenture.

11.5          Warrant Agent not Required to give Security:

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the duties, obligations and powers of this Indenture or otherwise in respect of these premises.

11.6          Protection of Warrant Agent:

(a)          Protection: By way of supplement to the provisions of any law for the time being relating to warrant agents, it is expressly declared and agreed as follows:

(i)	the Warrant Agent shall not be liable for, or by reason of, any statement of fact or recital in this Indenture or in the Warrant Certificates (except the representation contained in Section 11.8 hereof and in the countersignature of the Warrant Agent on the Warrant Certificates) or required to verify the same, but all such statements or recitals are, and shall be deemed to be made by, the Corporation;

(ii)	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(iii)	the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of Directors, officers, employees, agents or servants of the Corporation;

(iv)	the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in shares of the Corporation and in the Warrant Certificates and generally may contract and enter into financial transactions with the Corporation or any corporation related to the Corporation without being liable to account for any profit made thereby;

(v)	nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto; and

(vi)	in the event that any of the funds provided to the Warrant Agent hereunder are received by it in the form of an uncertified cheque or bank draft, the Warrant Agent shall be entitled to delay the time for the release of such funds and the related Common Shares acquired upon the exercise of any Warrants until such uncertified cheque has cleared the financial institution upon which the same is drawn.

(b)          Indemnity: In addition to and without limited any protection of the Warrant Agent hereunder or otherwise by law, the Corporation agrees to indemnify the Warrant Agent and its officers, directors and employees and save it harmless from all liabilities, suits, damages, costs, expenses and actions which may be brought against or suffered by it arising out of or connected with performance by it of its duties hereunder except to the extent that such liabilities, suits, damages, costs and actions are attributable to the gross negligence or wilful misconduct of the Warrant Agent. Notwithstanding any other provision hereof, this indemnity shall survive any removal or resignation of the Warrant Agent, discharge of this Indenture and termination of any duties and obligations hereunder.

11.7          Replacement of Warrant Agent, Successor by Merger:

(a)          Resignation: The Warrant Agent may resign its duties and obligations and be discharged from all further duties and liabilities hereunder, subject to this Section 11.7(a), by giving to the Corporation not less than sixty (60) days prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders, by Extraordinary Resolution, shall have power at any time to remove the Warrant Agent and to appoint a new warrant agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new warrant agent unless such Extraordinary Resolution has appointed a new warrant agent; failing such appointment by the Corporation, the retiring Warrant Agent, at the expense of the Corporation, or any Warrantholder may apply to a judge of the Ontario Court of Justice (General Division), on such notice as such judge may direct for the appointment of a new warrant agent; provided that any new Warrant Agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new warrant agent appointed under this Section 11.7(a) shall be a corporation authorized to carry on the business of a trust company or transfer agent in the Province of Ontario and, if required by Applicable Legislation of any other province in Canada, in such other provinces. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new warrant agent, provided that, following any resignation or removal of the Warrant Agent and appointment of a successor warrant agent, the successor warrant agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, the predecessor Warrant Agent shall execute and deliver to the successor warrant agent an appropriate instrument transferring to such successor warrant agent all rights and powers of the Warrant Agent hereunder so ceasing to act.

(b)          Notice of Successor: Upon the appointment of a successor warrant agent, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in Article 12 hereof.

(c)          No Further Act for Merger: Any corporation into or with which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom, or any corporation succeeding to the trust or transfer agency business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under Section 11.7(a) hereof.

(d)          Certification: Any Warrant Certificate countersigned but not delivered by a predecessor Warrant Agent may be delivered by the successor warrant agent in the name of the predecessor or successor warrant agent.

11.8          Conflict of Interest:

(a)          Representation: The Warrant Agent represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists in the Warrant Agent's role hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its duties and obligations hereunder to a successor warrant agent approved by the Corporation and meeting the requirements set forth in Section 11.7(a) hereof.

(b)          Dealing in Securities: Subject to Section 11.8(a) hereof, the Warrant Agent or a successor warrant agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

11.9          Acceptance of Duties and Obligations:

The Warrant Agent hereby accepts the duties and obligations in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions hereinbefore set forth unless and until discharged therefrom.

11.10        Actions by Warrant Agent to Protect Interest:

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interest and the interests of the Warrantholders.

11.11        Documents, Moneys, etc. Held by Warrant Agent:

Any securities, documents of title or other instruments that may at any time be held by the Warrant Agent subject to the duties and obligations hereof may be placed in the deposit vaults of the Warrant Agent or of any bank listed in Schedule I of the Bank Act (Canada), as amended, or deposited for safekeeping with any such bank. Unless herein otherwise expressly provided, any moneys so held pending the application or withdrawal thereof under any provisions of this Indenture, may be deposited in the name of the Warrant Agent in any such bank at the rate of interest, if any, then current on similar deposits or, with the consent of the Corporation, may be deposited in the deposit department of the Warrant Agent or any other loan or trust company or chartered bank authorized to accept deposits under the laws of Canada or a province thereof. All interest or other income received by the Warrant Agent in respect of such deposits and investments shall belong to the Corporation.

11.12        Warrant Agent Not to be Appointed Receiver:

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

11.13        Compliance with Applicable Legislation

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgement, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgement, determine at any time that its acting under this Warrant Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation provided: (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.

Article 12 - NOTICE TO WARRANTHOLDERS

12.1          Notice:

(a)          Notice: Unless herein otherwise expressly provided, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Warrantholders or delivered (or so mailed to certain Warrantholders and so delivered to the other Warrantholders) at their respective addresses appearing on the registers of holders described in Section 2.8 hereof, provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business section in the national edition of The Globe and Mail newspaper.

(b)          Date of Notice: A notice so given by mail or so delivered will be deemed to have been given on the first Business Day after it has been mailed or on the day on which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the second day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental failure or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

Article 13 - GENERAL

13.1          Notice to the Corporation and the Warrant Agent:

(a)          Notices: Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or to the Warrant Agent shall be deemed to be validly given if delivered by prepaid courier, if transmitted by telecopier or other means of prepaid, transmitted, recorded communication or if sent by registered mail, postage prepaid:

(i)           to the Corporation:

Cynapsus Therapeutics Inc.
828 Richmond Street West
Toronto, Ontario
M6J 1C9

Attention:     Chief Executive Officer

Telecopier:    416-703-2449

(ii)          to the Warrant Agent:

Equity Financial Trust Company
Suite 400, 200 University Avenue
Toronto, Ontario
M5H 4H1

Attention:     Manager, Corporate Trust Department

Telecopier:    416-361-0470

and any such notice delivered or transmitted in accordance with the foregoing shall be deemed to have been received on the date of delivery or transmission or, if mailed, on the third Business Day following the date of the postmark on such notice. The original of any notice sent by facsimile transmission to the Warrant Agent shall be subsequently mailed to the Warrant Agent.

(b)          Change of Address: The Corporation or the Warrant Agent may from time to time notify the other in the manner provided in Section 13.1(a) hereof of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(c)          Postal Disruption: If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered by prepaid courier or transmitted by telecopier or other means of prepaid, transmitted, recorded communication, such notice to be deemed to have been received on the date of delivery or transmission.

13.2          Time of the Essence:

Time shall be of the essence of this Indenture.

13.3          Counterparts:

The Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of the date hereof.

13.4          Satisfaction and Discharge of Indenture:

Upon all Common Shares required to be issued in respect of Warrant Certificates delivered to the Warrant Agent prior to the Expiry Date having been issued, this Indenture shall cease to be of further force or effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the President or any Vice-President of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

13.5          Provisions of Indenture and Warrant Certificate for the Sole Benefit of Parties and Warrantholders:

Nothing in this Indenture or the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders of the Warrant Certificates, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Warrant Certificates, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

13.6          Stock Exchange Consents:

Any action provided for in this Indenture requiring the prior consent of any stock exchange upon which the Common Shares or Warrants may be listed shall not be completed until the requisite consent is obtained.

IN WITNESS WHEREOF the parties have executed this Indenture as of the day and year first above written.

CYNAPSUS THERAPEUTICS INC.

Per:	/s/ Anthony Giovinazzo
Name: Anthony Giovinazzo
Title: Chief Executive Officer
Authorized Signing Officer

Per:	/s/ Andrew Williams
Name: Andrew Williams
Title: Chief Operating Officer and Chief Financial Officer
Authorized Signing Officer

EQUITY FINANCIAL TRUST COMPANY

Per:	/s/ Derrice Richards
Name: Derrice Richards
Title: Senior Advisor Trust Services
Authorized Signing Officer

Per:	/s/ Donald Crawford
Name: Donald Crawford
Title: Corporate Trust Officer
Authorized Signing Officer

SCHEDULE A TO THE WARRANT

INDENTURE DATED AS OF MARCH 1, 2013 BETWEEN

CYNAPSUS THERAPEUTICS INC. AND EQUITY FINANCIAL TRUST COMPANY

FORM OF WARRANT CERTIFICATE

For Warrants offered or sold to, or for the account or benefit of, persons in the United States or "U.S. persons," as such term is defined in Regulation S under the United States Securities Act of 1933, as amended, please include the following legend:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (1) RULE 144 THEREUNDER, IF AVAILABLE, OR (2) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF (C)(1) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

EXERCISABLE ONLY PRIOR TO 5:00 P.M., TORONTO TIME, ON THE EXPIRY DATE AFTER WHICH TIME THIS WARRANT CERTIFICATE SHALL BE NULL AND VOID.

NUMBER ________	CERTIFICATE FOR <>
WARRANTS

CUSIP:

WARRANT

TO PURCHASE COMMON SHARES OF CYNAPSUS THERAPEUTICS INC.

THIS IS TO CERTIFY THAT, for value received, ___________ (the "holder") is entitled to subscribe for and to purchase, AT ANY TIME PRIOR TO 5:00 P.M., TORONTO TIME, ON THE EXPIRY DATE (as hereinafter defined), fully paid and non-assessable common shares ("Common Shares") of Cynapsus Therapeutics Inc. (the "Corporation") as constituted on the date hereof (as hereinafter defined), on the basis of one Common Share for each one Warrant, at an exercise price of $0.575 (Canadian) per Common Share, by surrendering this Warrant Certificate to the warrant agent specified below with a subscription form (FORM 1) properly completed and executed, and a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation, for the total purchase price of the Common Shares so subscribed for and purchased. In the event of any conflict or inconsistency between the provisions of this Warrant Certificate and the provisions of the Warrant Indenture (as hereinafter defined), the provisions of the Warrant Indenture shall prevail.

The Expiry Date is the earlier of: (i) the expiration of thirty (30) days after prior written notice from the Corporation that the closing price of the Common Shares on the principal stock exchange of the Corporation has been $1.38 per Common Share for twenty (20) consecutive trading days, and (ii) March 1, 2018.

The holder of this Warrant Certificate may subscribe for and purchase less than the number of Common Shares entitled to be subscribed for and purchased on surrender of this Warrant Certificate. If the subscription does not exhaust the Warrants represented by this Warrant Certificate, a Warrant Certificate representing the balance of the Warrants will be issued to the holder. No Warrant Certificate representing fractional Warrants will be issued and the holder hereof understands and agrees that such holder will not be entitled to any cash payment or other form of compensation in respect of a fractional Warrant. By acceptance hereof, the holder expressly waives any right to receive fractional Common Shares upon exercise hereof. If the number of Common Shares to which a Warrantholder would otherwise be entitled upon the exercise of this Warrant Certificate is not a whole number, then the number of Common Shares to be issued will be rounded down to the next whole number.

The principal office of Equity Financial Trust Company (the "Warrant Agent") in the City of Toronto, Ontario, has been appointed the warrant agent to receive subscriptions for Common Shares and payments from holders of Warrant Certificates. This Warrant Certificate, the subscription form (FORM 1), and a certified cheque, bank draft or money order shall be deemed to be surrendered to the Warrant Agent only upon personal delivery thereof or, if sent by post or other means of transmission, upon receipt thereof by the Warrant Agent at the office specified above. The Corporation may also provide for other places at which this Warrant Certificate may be surrendered for exchange or exercise. If mail is used for delivery of a Warrant Certificate, for the protection of the holder, registered mail should be used and sufficient time should be allowed to avoid the risk of late delivery. Subject to adjustment hereof in the events and in the manner set forth in the Warrant Indenture hereafter mentioned and summarized below, the price payable for each Common Share upon exercise of this Warrant Certificate shall be $0.575 (Canadian).

Certificates representing Common Shares subscribed for and purchased will be mailed to the persons specified in the subscription form (FORM 1) at the respective addresses specified therein or, if so specified in the subscription form (FORM 1), delivered to such persons at the office of the Warrant Agent where the applicable Warrant Certificate was surrendered, when the transfer books of the Corporation have been opened for five Business Days after the due surrender of such Warrant Certificate and payment as aforesaid, including any applicable taxes.

The Warrants represented by this Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Warrant Agent in Toronto, Ontario, by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Warrant Agent and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly recorded on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, the Corporation will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

This Warrant Certificate represents warrants of the Corporation issued or issuable under the provisions of an indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "Warrant Indenture") dated as of March 1, 2013, between the Corporation and the Warrant Agent, to which reference is hereby made for particulars of the rights of the holders of the Warrant Certificates, the Corporation and the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants represented hereby are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth in full, to all of which the holder of this Warrant Certificate by acceptance hereof assents, it being expressly understood that the provisions of the Warrant Indenture and this Warrant Certificate are for the sole benefit of the Corporation, the Warrant Agent and the Warrantholders. A copy of the Warrant Indenture may be obtained on request without charge from the secretary of the Corporation, at 828 Richmond Street West, Toronto, Ontario M6J 1C9, telephone: 416-703-2449. Words and terms in this Warrant Certificate with the initial letter or letters capitalized and not defined herein shall have the meanings ascribed to such capitalized words and terms in the Warrant Indenture.

Warrants may not be exercised by or on behalf of a person in the United States or a "U.S. person" (a "U.S. Person"), as such term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), unless an exemption from registration is available under the 1933 Act and any applicable state securities laws and the Corporation has received an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to such effect; provided, however, that a Warrantholder who is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the 1933 Act (a "U.S. Accredited Investor"), at the time of exercise of Warrants and that purchased units ("Units"), with each Unit comprised of one Common Share and one Warrant, in the Corporation’s private placement of Units in the United States and to U.S. Persons will not be required to deliver an opinion of counsel or other evidence in connection with the exercise of Warrants underlying those Units as long as the Warrantholder is a U.S. Accredited Investor and the other representations and warranties made by such Warrantholder at the time of purchase of the Units also remain true and correct.

2.

Common Shares issued upon exercise of Warrants to, or for the account or benefit of, a person in the United States or a U.S. Person will contain a legend restricting transfer under United States federal and state securities laws.

Nothing contained in this Warrant Certificate, the Warrant Indenture or otherwise shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or other shareholder of the Corporation or any other right or interest except as herein and in the Warrant Indenture expressly provided.

The Warrant Indenture provides for adjustments to the exercise price of the Warrants and to the number and kind of securities purchaseable upon exercise upon the happening of certain stated events including the subdivision or consolidation of the Common Shares, certain distributions of Common Shares or securities exchangeable for or convertible into Common Shares or of other assets or property of the Corporation, certain offerings of rights, warrants or options and certain reorganizations.

The Warrant Indenture provides for the giving of notice by the Corporation prior to taking certain actions specified therein. The Corporation may from time to time purchase any of the Warrants by private contract or otherwise. Any such Warrants purchased by the Corporation shall be cancelled.

This Warrant Certificate, the Warrants represented by this Warrant Certificate and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed by its respective authorized officers as of this 1st day of March, 2013.

CYNAPSUS THERAPEUTICS INC.

Per:
Name:
Title:
Authorized Signing Officer

3.

Per:
Name:
Title:
Authorized Signing Officer

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture.

EQUITY FINANCIAL TRUST COMPANY

Per:

Authorized Signing Officer

Date of Countersignature: ______________

4.

SUBSCRIPTION FORM

(FORM 1)

THE HOLDER HEREBY SUBSCRIBES FOR ___________ Common Shares of Cynapsus Therapeutics Inc. (the “Corporation”) at $0.575 (Canadian) per Common Share and on the other terms set out in the Warrant Certificate and Warrant Indenture and encloses herewith a certified cheque, bank draft or money order in Canadian dollars payable to "Cynapsus Therapeutics Inc." in payment of the aggregate subscription price therefor.

The undersigned hereby irrevocably directs that the Common Shares be delivered, subject to the conditions set out in this certificate and the provisions of the Warrant Indenture, and that the said Common Shares be registered as follows:

Name(s) in Full and Social Insurance Number(s)	Address(es) (include postal code)	Number of Common Shares

TOTAL:

Please print full name in which certificate(s) are to be issued. If any of the Common Shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Warrant Agent all requisite taxes or other government charges, if any.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A. ☐	The undersigned holder (i) at the time of exercise of the Warrants is not in the United States and is not exercising the Warrants on behalf of a person in the United States; (ii) is not a "U.S. person" (a "U.S. Person"), as defined in Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), and is not exercising the Warrants on behalf of a U.S. Person; and (iii) did not execute or deliver this exercise form in the United States.

B.☐	The undersigned holder (i) purchased these Warrants directly from the Corporation pursuant to a written subscription agreement for the purchase of units (the "Units"), with each Unit comprised of one Common Share of the Corporation and one Warrant; (ii) is exercising these Warrants solely for its own account and not on behalf of any other person; (iii) was an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the 1933 Act, both on the date the Units were purchased from the Corporation and on the date of exercise of these Warrants and (iv) the other representations and warranties made by the undersigned holder at the time of the purchase of the Units remain true and correct.

5.

C. ☐	The undersigned holder has delivered to the Corporation and Equity Financial Trust Company an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available.

Note: The undersigned holder understands that unless Box A above is checked, the certificate representing the Common Shares will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available. Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box B or C above is checked. If Box C is checked, any opinion or other evidence tendered must be in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel or other evidence in connection with the exercise of Warrants should contact the Corporation in advance to determine whether any opinions or other evidence to be tendered will be acceptable to the Corporation.

DATED this__day of __________, 2013.

Signature of Warrantholder	Signature Guaranteed*

Print Name and Address in full below:

Name

Address

(Include Postal Code)

☐          Please check box if certificates representing the Common Shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address set forth above.

*The signature of the Warrantholder must be signature guaranteed by a Canadian Schedule 1 chartered bank or a member of a recognized securities transfer agents medallion program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words "signature guarantee", or "signature medallion guaranteed" and otherwise be in accordance with industry standards.

6.

FORM OF TRANSFER

(FORM 2)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers the Warrants represented by this Warrant Certificate to:

Name

Address

(Include Postal Code)

and hereby irrevocably constitutes and appoints
(leave this space blank)

as the attorney of the undersigned with full power of substitution to transfer the Warrants on the appropriate register of the Warrant Agent.

DATED this ______ day of_______________, 20 __.

Signature Guaranteed	Signature of Transferor

Name of Transferor

CERTAIN REQUIREMENTS RELATING TO TRANSFERS

1.	The Warrant Indenture contains certain other requirements relating to the transfer of Warrants, including, among other things, a requirement in certain cases that a declaration to the effect set forth in Section 2.1(c) of the Warrant Indenture (or as the Corporation may otherwise prescribe from time to time) or, in other cases, as set out in Section 2.8(h), that a written opinion of U.S. counsel of recognized standing be delivered in connection with the transfer of Warrants by a U.S. Person or a Person in the United States or a Person holding Warrants for the account or benefit of a U.S. Person or a Person in the United States to a Person in the United States or for the account or benefit of a U.S. Person or a Person in the United States.

2.	The signature of the transferor must correspond in every particular with the surname and the first name(s) or initials shown on the face of this certificate and the endorsement must be signature guaranteed, in either case, by a Canadian Schedule 1 chartered bank or a member of a recognized securities transfer agents medallion program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words "signature guarantee", or "signature medallion guaranteed" and otherwise be in accordance with industry standards.